Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS FOURTH QUARTER
AND FULL YEAR 2024 RESULTS AND REINSTATES DIVIDEND

Delivered FY 2024 Total Revenue in excess of $3 billion, Net Income of $313 million,

and Adjusted EBITDA of $590 million with a strong 19.4% Adjusted EBITDA margin

Generated $466 million in Cash from Operating Activities and $315 million of Free Cash Flow

Reinstated cash dividend at $0.32 per share of common stock per annum

Plano, TX, February 19, 2025 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three months and full year ended December 31, 2024.

“The enduring and timeless consumer appeal of shared, cinematic experiences that movie theaters uniquely provide was reinforced once again in 2024 as North American industry box office of approximately $8.8 billion far exceeded expectations and delivered multiple all-time records,” stated Sean Gamble, Cinemark’s President and CEO. “On better-than-expected industry performance, Cinemark delivered outsized box office proceeds and solid overall financial results driven by an intense focus on disciplined operational execution and the sustained impact of our strategic initiatives. Based on the strength of our company and our positive future outlook, we are thrilled to reinstate our annual cash dividend at $0.32 per share, which marks another major milestone in our recovery from the pandemic and reflects our ongoing commitment to creating long-term value for all shareholders.”

Q4 2024 and FY 2024 Earnings Highlights

•
Entertained 51 million moviegoers during Q4 2024 and over 201 million for FY 2024.
•
Delivered domestic box office results that surpassed North American industry performance by 300 and 900 basis points relative to FY 2023 and FY 2019, respectively; extended outperformance trend to 14 of the past 16 years.
•
International admissions performance outpaced Latin American industry benchmark by approximately 100 and 700 basis points relative to FY 2023 and FY 2019, respectively.
•
Sustained market share growth versus FY 2019 of more than 100 basis points in the U.S. and Latin America; continued to maintain the most significant market share gains of all major exhibitors.
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Achieved an all-time high food and beverage per cap of $5.96 for FY 2024.
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Delivered record-high fourth quarter total revenue of $814 million representing a 27% increase year-over-year and a 3% increase versus Q4 2019.
•
Reported more than $3 billion of total revenue for FY 2024 that was flat with FY 2023 despite headwinds caused by the 2023 Hollywood Guild Strikes.
•
FY 2024 net income was $313 million with diluted earnings per share attributable to Cinemark Holdings, Inc.
of $2.06.
•
Delivered FY 2024 Adjusted EBITDA of $590 million with a strong 19.4% Adjusted EBITDA margin.
•
Generated $466 million in Cash from Operating Activities and $315 million of Free Cash Flow during FY 2024; ended the year with a strong cash balance of $1.1 billion.
•
Further strengthened balance sheet by retiring $156 million of pandemic-related debt and reduced interest expense on our term loan through repricing transactions that resulted in a combined 100 basis points rate reduction.
•
Given our solid financial position and our positive outlook for theatrical exhibition, reinstated annual cash dividend at $0.32 per share, payable quarterly, and representing a 1% yield. The first quarterly dividend will be payable on March 19, 2025 to shareholders of record on March 5, 2025.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended December 31, 2024 increased 27.5% to $814.3 million compared with $638.9 million for the three months ended December 31, 2023. For the three months ended December 31, 2024, admissions revenue increased 26.1% to $406.5 million and concession revenue increased 29.0% to $313.4 million. Worldwide average ticket price was $7.97 and concession revenue per patron was $6.15.

Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2024 was $51.3 million compared with a net loss of $18.0 million for the three months ended December 31, 2023. Diluted earnings per share for the three months ended December 31, 2024 was $0.33 compared with a diluted loss per share of $(0.15) for the three months ended December 31, 2023.

Adjusted EBITDA for the three months ended December 31, 2024 was $156.9 million compared with $79.6 million for the three months ended December 31, 2023. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Cinemark Holdings, Inc.’s total revenue for the twelve months ended December 31, 2024 decreased 0.6% to $3,049.5 million compared with $3,066.7 million for the twelve months ended December 31, 2023. For the twelve months ended December 31, 2024, admissions revenue decreased 2.1% to $1,522.5 million while concession revenue remained relatively flat at $1,197.8 million, with a 4.1% decrease in attendance to 201.1 million patrons. Worldwide average ticket price was $7.57 and concession revenue per patron was $5.96.

Net income attributable to Cinemark Holdings, Inc. for the twelve months ended December 31, 2024 was $309.7 million compared with net income of $188.2 million for the twelve months ended December 31, 2023. Diluted earnings per share for the twelve months ended December 31, 2024 was $2.06 compared with diluted earnings per share of $1.34 for the twelve months ended December 31, 2023. Net income for the twelve months ended December 31, 2024 included a $60.1 million income tax benefit primarily related to the release of certain valuation allowances.

Adjusted EBITDA for the twelve months ended December 31, 2024 was $590.2 million compared with $594.1 million for the twelve months ended December 31, 2023. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

On February 18, 2025 Cinemark Holdings, Inc's board of directors approved an annual cash dividend of $0.32 per share of common stock, payable quarterly. The first quarterly dividend will be payable on March 19, 2025 to Cinemark Holdings, Inc.’s shareholders of record as of March 5, 2025.

Webcast – Today at 8:30 AM ET

Live Webcast/Replay: Available at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of December 31, 2024 operated 497 theaters with 5,653 screens in 42 states domestically and 13 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

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future revenue, expenses and profitability;
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currency exchange rate and inflationary impacts;
•
general economic conditions in the United States and internationally;
•
the future development and expected growth of our business;
•
projected capital expenditures;
•
access to capital resources;
•
attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
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national and international growth in our industry;
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competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
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changes in legislation, government regulations or policies that affect our operations;
•
determinations in lawsuits in which we are a party;
•
impairment of the value of our long-lived assets and goodwill; and
•
extraordinary events beyond our control, such as conflicts, wars, natural disasters, public health crises, labor strikes, or terrorist attacks.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 19, 2025. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Statement of income (loss) data:
Revenue
Admissions	$406.5	$322.4	$1,522.5	$1,555.6
Concession	313.4	243.0	1,197.8	1,192.0
Other	94.4	73.5	329.2	319.1
Total revenue	814.3	638.9	3,049.5	3,066.7
Cost of operations
Film rentals and advertising	235.7	172.8	859.6	865.7
Concession supplies	60.3	47.3	225.4	221.3
Salaries and wages	107.7	96.9	401.8	403.1
Facility lease expense	80.6	78.8	325.3	329.7
Utilities and other	127.3	113.3	459.4	466.8
General and administrative expenses	57.1	54.1	218.1	198.8
Depreciation and amortization	49.2	49.9	197.5	209.5
Impairment of long-lived and other assets	1.5	4.5	1.5	16.6
(Gain) loss on disposal of assets and other	(0.4)	1.1	1.6	(7.7)
Total cost of operations	719.0	618.7	2,690.2	2,703.8
Operating income	95.3	20.2	359.3	362.9
Other income (expense)
Interest expense	(35.0)	(38.4)	(144.0)	(150.4)
Interest income	12.9	14.8	53.2	55.0
Loss on debt amendments and extinguishments	(1.4)	—	(6.9)	(10.7)
Foreign currency exchange and other related loss	(1.8)	(9.4)	(9.7)	(28.8)
Interest expense - NCM	(5.5)	(5.6)	(22.0)	(22.6)
Equity in income of affiliates	0.6	2.4	11.9	3.6
Net (loss) gain on investment in NCMI	(1.8)	(1.5)	11.0	12.4
Income (loss) before income taxes	63.3	(17.5)	252.8	221.4
Income tax expense (benefit)	11.2	0.1	(60.1)	29.9
Net income (loss)	$52.1	$(17.6)	$312.9	$191.5
Less: Net income attributable to noncontrolling interests	0.8	0.4	3.2	3.3
Net income (loss) attributable to Cinemark Holdings, Inc.	$51.3	$(18.0)	$309.7	$188.2
Earnings (loss) per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$0.42	$(0.15)	$2.54	$1.55
Diluted	$0.33	$(0.15)	$2.06	$1.34
Weighted average shares outstanding
Basic	120.0	119.2	119.9	119.1
Diluted	163.6	119.2	154.9	152.0

Other Operating Data

(unaudited, in millions)

	As of December 31,
	2024	2023
Balance sheet data:
Cash and cash equivalents	$1,057.3	$849.1
Theater properties and equipment, net	$1,145.1	$1,161.7
Total assets	$5,067.0	$4,836.8
Long-term debt, net of unamortized debt issuance costs and original issue discount	$2,334.7	$2,399.1
Total equity	$603.4	$318.8

	Twelve Months Ended December 31,
	2024	2023
Cash flows provided by (used for):
Operating activities (1)	$466.0	$444.3
Investing activities	$(146.9)	$(131.8)
Financing activities	$(103.1)	$(125.4)

(1)
We define free cash flow as cash flow provided by operating activities less capital expenditures. A reconciliation of cash flow provided by operating activities to free cash flow is provided below:

	Twelve Months Ended December 31,
	2024	2023
Reconciliation of free cash flow:
Cash flows provided by operating activities	$466.0	$444.3
Less: Capital expenditures	(150.8)	(149.5)
Free cash flow	$315.2	$294.8

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Reportable Segment		International Reportable Segment			Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Constant Currency ¹	Three Months Ended December 31,
	2024	2023	2024	2023	2024	2024	2023
Revenue and Attendance
Admissions revenue	$338.7	$267.5	$67.8	$54.9	$91.7	$406.5	$322.4
Concession revenue	259.7	200.9	53.7	42.1	71.7	313.4	243.0
Other revenue	68.0	50.4	26.4	23.1	36.6	94.4	73.5
Total revenue	$666.4	$518.8	$147.9	$120.1	$200.0	$814.3	$638.9
Attendance	32.6	26.2	18.4	14.4		51.0	40.6
Average ticket price	$10.39	$10.21	$3.68	$3.81	$4.98	$7.97	$7.94
Concession revenue per patron	$7.97	$7.67	$2.92	$2.92	$3.90	$6.15	$5.99
Cost of Operations
Film rentals and advertising	$201.2	$145.0	$34.5	$27.8	$47.1	$235.7	$172.8
Concession supplies	47.7	38.1	12.6	9.2	16.9	60.3	47.3
Salaries and wages	91.2	80.8	16.5	16.1	23.3	107.7	96.9
Facility lease expense	61.8	61.7	18.8	17.1	23.5	80.6	78.8
Utilities and other	100.8	85.7	26.5	27.6	36.2	127.3	113.3

`	U.S. Reportable Segment		International Reportable Segment			Consolidated
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Constant Currency ¹	Twelve Months Ended December 31,
	2024	2023	2024	2023	2024	2024	2023
Revenue and Attendance
Admissions revenue	$1,233.1	$1,236.0	$289.4	$319.6	$432.6	$1,522.5	$1,555.6
Concession revenue	969.3	952.0	228.5	240.0	336.9	1,197.8	1,192.0
Other revenue	234.4	227.3	94.8	91.8	140.6	329.2	319.1
Total revenue	$2,436.8	$2,415.3	$612.7	$651.4	$910.1	$3,049.5	$3,066.7
Attendance	122.9	127.7	78.2	82.1		201.1	209.8
Average ticket price	$10.03	$9.68	$3.70	$3.89	$5.53	$7.57	$7.41
Concession revenue per patron	$7.89	$7.45	$2.92	$2.92	$4.31	$5.96	$5.68
Cost of Operations
Film rentals and advertising	$714.4	$703.6	$145.2	$162.1	$220.1	$859.6	$865.7
Concession supplies	174.5	169.1	50.9	52.2	74.7	225.4	221.3
Salaries and wages	335.6	333.8	66.2	69.3	103.7	401.8	403.1
Facility lease expense	245.8	246.6	79.5	83.1	104.9	325.3	329.7
Utilities and other	356.5	355.4	102.9	111.4	156.8	459.4	466.8
(1)
Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2023. We translate the results of our international reportable segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international reportable segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Adjusted EBITDA (1)
U.S.	$128.0	$68.5	$466.6	$463.9
International	28.9	11.1	123.6	130.2
Total Adjusted EBITDA	$156.9	$79.6	$590.2	$594.1

Capital expenditures
U.S.	$41.4	$40.8	$109.1	$111.5
International	19.2	19.0	41.7	38.0
Total capital expenditures	$60.6	$59.8	$150.8	$149.5
(1)
Adjusted EBITDA represents net income (loss) before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income (loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$52.1	$(17.6)	$312.9	$191.5
Add (deduct):
Income tax expense (benefit)	11.2	0.1	(60.1)	29.9
Interest expense (1)	35.0	38.4	144.0	150.4
Other income, net (2)	(4.4)	(0.7)	(44.4)	(19.6)
Cash distributions from other equity investees (3)	4.2	2.5	9.3	5.7
Depreciation and amortization	49.2	49.9	197.5	209.5
Impairment of long-lived assets	1.5	4.5	1.5	16.6
(Gain) loss on disposal of assets and other	(0.4)	1.1	1.6	(7.7)
Loss on debt amendments and extinguishments	1.4	—	6.9	10.7
Non-cash rent	(2.3)	(4.7)	(12.5)	(17.9)
Share-based awards compensation expense (4)	9.4	6.1	33.5	25.0
Adjusted EBITDA	$156.9	$79.6	$590.2	$594.1
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated gains for amended swap agreements.
(2)
Includes interest income, foreign currency exchange and other related loss, interest expense - NCM, equity in income of affiliates and net gain (loss) on investment in NCMI.
(3)
Reflects cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. reportable segment.
(4)
Non-cash expense included in general and administrative expenses.